Exhibit 99.1

Envestnet Reports Second Quarter 2021 Financial Results

Revenues, adjusted EBITDA and adjusted EPS exceed guidance in Q2 2021, Raising 2021 Outlook

Chicago, IL — August 5, 2021 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three and six months ended June 30, 2021.

	Three months ended			Six months ended
Key Financial Metrics	June 30,		%	June 30,		%
(in millions except per share data)	2021	2020	Change	2021	2020	Change
GAAP:
Total revenues	$288.7	$235.3	23%	$563.8	$481.9	17%
Net income (loss)	$(8.4)	$(5.5)	53%	$6.6	$(12.7)	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$(0.15)	$(0.09)	67%	$0.12	$(0.23)	n/m

Non-GAAP:
Adjusted revenues(1)	$288.8	$235.4	23%	$564.0	$482.4	17%
Adjusted EBITDA(1)	$71.1	$55.8	27%	$139.3	$110.4	26%
Adjusted net income(1)	$43.5	$31.8	37%	$85.4	$63.0	36%
Adjusted net income per diluted share(1)	$0.67	$0.59	14%	$1.31	$1.16	13%
n/m - not meaningful

“During the second quarter and first half of 2021, Envestnet again delivered strong financial results,” said Bill Crager, Chief Executive Officer.

“We are executing our investment plan, which we expect to drive consistent, accelerated growth. Additionally, we will continue to utilize our operational expertise and leverage our competitive advantage to create the ecosystem that powers the intelligent financial life,” concluded Mr. Crager.

Financial Results for the Second Quarter of 2021

Asset-based recurring revenues increased 39% from the second quarter of 2020, and represented 59% of total revenues for the second quarter of 2021 compared to 52% for the second quarter of 2020. Subscription-based recurring revenues increased 7% from the second quarter of 2020, and represented 39% of total revenues for the second quarter of 2021, compared to 45% for the second quarter of 2020. Professional services and other non-recurring revenues decreased 24% from the prior year period. Total revenues increased 23% to $288.7 million for the second quarter of 2021 from $235.3 million for the second quarter of 2020.

Total operating expenses for the second quarter of 2021 increased 20% to $277.8 million from $231.3 million in the prior year period. Cost of revenues increased 46% to $100.5 million for the second quarter of 2021 from $68.8 million for the prior year period. Compensation and benefits increased 10% to $105.5 million for the second quarter of 2021 from $95.6 million for the prior year period. Compensation and benefits were 37% of total revenues for the second quarter of 2021, compared to 41% for the prior year period. General and administration expenses increased 9% to $41.8 million for the second quarter of 2021 from $38.4 million for the prior year period. General and administrative expenses were 14% of total revenues for the second quarter of 2021, compared to 16% for the prior year period.

Income from operations was $10.9 million for the second quarter of 2021 compared to $4.0 million for the second quarter of 2020. Net loss was $8.4 million for the second quarter of 2021 compared to net loss of $5.5 million for the second quarter of 2020. Net loss per diluted share attributable to Envestnet, Inc. was $0.15 for the second quarter of 2021 compared to net loss per diluted share attributable to Envestnet, Inc. of $0.09 for the second quarter of 2020.

Adjusted revenues(1) for the second quarter of 2021 increased 23% to $288.8 million from $235.4 million for the prior year period. Adjusted EBITDA(1) for the second quarter of 2021 increased 27% to $71.1 million from $55.8 million for the prior year period. Adjusted net income(1) increased 37% for the second quarter of 2021 to $43.5 million from $31.8 million for the prior year period. Adjusted net income per diluted share(1) for the second quarter of 2021 increased 14% to $0.67 from $0.59 in the second quarter of 2020.

Balance Sheet and Liquidity

As of June 30, 2021, Envestnet had $369.5 million in cash and cash equivalents and $862.5 million in outstanding debt. The outstanding debt as of June 30, 2021 included $345 million in convertible notes maturing in 2023 and $517.5 million in convertible notes maturing in 2025. The Company's $500 million revolving credit facility was undrawn as of June 30, 2021.

Outlook

Envestnet provided the following outlook for the third quarter ending September 30, 2021 and full year ending December 31, 2021. This outlook is based on the market value of assets as of June 30, 2021. We caution that we cannot predict the market value of our assets on any future date. See “Cautionary Statement Regarding Forward-Looking Statements.”

In Millions Except Adjusted EPS	3Q 2021			FY 2021
GAAP:
Revenues:
Asset-based	$181.0	-	$182.0
Subscription-based	113.0	-	114.0
Total recurring revenues	$294.0	-	$296.0
Professional services and other revenues	4.0	-	4.5
Total revenues	$298.0	-	$300.5	$1,168.0	-	$1,174.0

Asset-based cost of revenues	$101.2	-	$101.7
Total cost of revenues	$109.5	-	$110.0

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		65.6			65.6
Net income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues (1):
Asset-based	$181.0	-	$182.0
Subscription-based	113.0	-	114.0
Total recurring revenues	$294.0	-	$296.0
Professional services and other revenues	4.0	-	4.5
Total revenues	$298.0	-	$300.5	$1,169.0	-	$1,174.0

Adjusted EBITDA(1)	$61.0	-	$63.0	$253.0	-	$257.0
Adjusted net income per diluted share(1)		$0.58		$2.30	-	$2.35

(a) Envestnet does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss second quarter 2021 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://investor.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions and intelligence to make financial wellness a reality for everyone. Nearly 108,000 advisors and more than 6,000 companies including: 17 of the 20 largest U.S. banks, 46 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand‑alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, non-recurring litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gain, fair market value adjustment to investment in private company, loss allocation from equity method investments and income attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, cash interest on our convertible notes (subsequent to the adoption of ASU 2020-06 on January 1, 2021), non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, amortization of acquired intangibles, non-recurring litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gain, fair market value adjustment to investment in private company, loss allocation from equity method investments and income attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. Beginning January 1, 2021, the dilutive effect of our Convertible Notes are calculated using the if-converted method in accordance with the adoption of ASU 2020-06. As a result, 9.9 million potential shares to be issued in connection with our Convertible Notes are considered to be dilutive for purposes of the adjusted net income per share calculation beginning January 1, 2021.

See reconciliations of Non-GAAP Financial Measures on pages 9-15 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the third quarter and full year of 2021, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economy or capital markets, as well as our products, clients, vendors and employees, and our results of operations, the full extent of which is currently unknown; changes and volatility in financial and capital markets, which could result in changes in demand for our products or services or in the value of assets on which we earn revenue; the possibility that the anticipated benefits of any of our acquisitions will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on our administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry, our reliance on a limited number of clients for a material portion of our revenues, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications, compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 5, 2021 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$369,524	$384,565
Fees receivable, net	81,037	80,064
Prepaid expenses and other current assets	40,619	40,570
Total current assets	491,180	505,199

Property and equipment, net	50,008	47,969
Internally developed software, net	114,770	96,501
Intangible assets, net	435,023	435,041
Goodwill	928,493	906,773
Operating lease right-of-use-assets, net	93,298	105,249
Other non-current assets	57,924	47,558
Total assets	$2,170,696	$2,144,290

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$174,957	$158,548
Accounts payable	20,423	18,003
Operating lease liabilities	12,477	13,649
Contingent consideration	1,312	11,251
Deferred revenue	38,645	34,918
Total current liabilities	247,814	236,369

Long-term debt	846,411	756,503
Non-current operating lease liabilities	107,045	112,182
Deferred tax liabilities, net	33,576	34,740
Other non-current liabilities	18,384	28,678
Total liabilities	1,253,230	1,168,472

Equity:
Total stockholders’ equity	917,117	976,337
Non-controlling interest	349	(519)
Total liabilities and equity	$2,170,696	$2,144,290

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Asset-based	$170,075	$122,246	$329,450	$257,057
Subscription-based	112,504	104,979	222,333	209,530
Total recurring revenues	282,579	227,225	551,783	466,587
Professional services and other revenues	6,159	8,088	12,060	15,265
Total revenues	288,738	235,313	563,843	481,852

Operating expenses:
Cost of revenues	100,494	68,849	193,363	143,782
Compensation and benefits	105,548	95,565	206,262	205,995
General and administration	41,755	38,448	78,070	79,558
Depreciation and amortization	30,010	28,443	58,402	56,126
Total operating expenses	277,807	231,305	536,097	485,461

Income (loss) from operations	10,931	4,008	27,746	(3,609)
Other expense, net	(3,784)	(8,173)	(11,252)	(9,710)
Income (loss) before income tax provision (benefit)	7,147	(4,165)	16,494	(13,319)

Income tax provision (benefit)	15,516	1,306	9,928	(658)

Net income (loss)	(8,369)	(5,471)	6,566	(12,661)
Add: Net loss attributable to non-controlling interest	88	547	99	401
Net income (loss) attributable to Envestnet, Inc.	$(8,281)	$(4,924)	$6,665	$(12,260)

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$(0.15)	$(0.09)	$0.12	$(0.23)

Diluted	$(0.15)	$(0.09)	$0.12	$(0.23)

Weighted average common shares outstanding:
Basic	54,440,388	53,562,850	54,325,353	53,288,741

Diluted	54,440,388	53,562,850	55,136,946	53,288,741

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2021	2020
OPERATING ACTIVITIES:
Net income (loss)	$6,566	$(12,661)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	58,402	56,126
Provision for doubtful accounts	455	1,515
Deferred income taxes	8,137	(1,598)
Non-cash compensation expense	31,422	29,869
Non-cash interest expense	2,906	5,907
Accretion on contingent consideration and purchase liability	575	910
Payments of contingent consideration	(2,360)	—
Fair market value adjustment to contingent consideration liability	(140)	(1,982)
Fair market value adjustment to investment in private company	(758)	—
Gain on acquisition of equity method investment	—	(4,230)
Loss allocation from equity method investments	4,045	3,286
Impairment of right of use assets	1,110	1,426
Other	282	556
Changes in operating assets and liabilities, net of acquisitions:
Fees receivables, net	(1,334)	(8,560)
Prepaid expenses and other current assets	(155)	(7,756)
Other non-current assets	3,665	(353)
Accrued expenses and other liabilities	527	(4,484)
Accounts payable	2,333	(2,130)
Deferred revenue	2,789	7,236
Other non-current liabilities	692	1,946
Net cash provided by operating activities	119,159	65,023

INVESTING ACTIVITIES:
Purchases of property and equipment	(11,357)	(4,329)
Capitalization of internally developed software	(31,802)	(25,703)
Investments in private companies	(4,549)	(12,625)
Acquisition of proprietary technology	(25,517)	—
Acquisitions of businesses, net of cash acquired	(33,143)	(20,257)
Advance for technology solutions	(3,000)	—
Net cash used in investing activities	(109,368)	(62,914)

-continued-

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2021	2020
FINANCING ACTIVITIES:
Proceeds from borrowings on revolving credit facility	—	45,000
Payments on revolving credit facility	—	(30,000)
Capital contributions - non-controlling shareholders	23	—
Payments of contingent consideration	(9,200)	—
Proceeds from exercise of stock options	573	6,683
Taxes paid in lieu of shares issued for stock-based compensation	(13,020)	(12,816)
Share repurchases	(2,097)	—
Other	(587)	3
Net cash (used in) provided by financing activities	(24,308)	8,870

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(524)	(1,342)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(15,041)	9,637

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	384,714	82,755

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$369,673	$92,392

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the Condensed Consolidated Balance Sheets:

	June 30,	June 30,
	2021	2020
Cash and cash equivalents	$369,524	$92,244
Restricted cash included in prepaid expenses and other current assets	149	—
Restricted cash included in other non-current assets	—	148
Total cash, cash equivalents and restricted cash	$369,673	$92,392

Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Total revenues	$288,738	$235,313	$563,843	$481,852
Deferred revenue fair value adjustment (a)	80	77	160	516
Adjusted revenues	$288,818	$235,390	$564,003	$482,368

Net income (loss)	$(8,369)	$(5,471)	$6,566	$(12,661)
Add (deduct):
Deferred revenue fair value adjustment (a)	80	77	160	516
Interest income (b)	(197)	(197)	(367)	(588)
Interest expense (b)	4,225	6,634	8,440	13,768
Accretion on contingent consideration and purchase liability (c)	187	311	575	910
Income tax provision (benefit)	15,516	1,306	9,928	(658)
Depreciation and amortization	30,010	28,443	58,402	56,126
Non-cash compensation expense (d)	17,285	13,875	31,422	27,345
Restructuring charges and transaction costs (f)	5,028	6,648	7,812	9,468
Severance (e)	5,377	1,869	10,291	15,851
Fair market value adjustment on contingent consideration liability (c)	—	(1,982)	(140)	(1,982)
Non-recurring litigation and regulatory related expenses (c)	1,938	3,517	3,647	4,220
Foreign currency (b)	(138)	463	13	(31)
Non-income tax expense adjustment (c)	295	(642)	(271)	(454)
Non-recurring gain (b)	—	—	—	(4,230)
Fair market value adjustment to investment in private company (b)	(758)	—	(758)	—
Loss allocation from equity method investments (b)	757	1,256	4,045	3,286
Income attributable to non-controlling interest	(175)	(299)	(440)	(500)
Adjusted EBITDA	$71,061	$55,808	$139,325	$110,386
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administrative expenses in the condensed consolidated statements of operations.
(d)All of 2021 included in compensation and benefits in the condensed consolidated statements of operations. For the three months ended June 30, 2020, $13,875 was included in compensation and benefits in the condensed consolidated statements of operations. For the six months ended June 30, 2020, $29,869 was included in compensation and benefits and a fair value adjustment of $(2,524) was included in other expense, net, in the condensed consolidated statements of operations.
(e)Included within compensation and benefits in the condensed consolidated statements of operations.
(f)For the three months ended June 30, 2021 and 2020, $2,708 and $5,569 were included within general and administrative expenses, respectively, in the condensed consolidated statements of operations. For the three months ended June 30, 2021 and 2020, $2,320 and $968 were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the three months ended June 30, 2021 and 2020, $0 and $111 were included within other expense, net, respectively, in the condensed consolidated statements of operations. For the six months ended June 30, 2021 and 2020, $4,489 and $7,493 were included within general and administrative expenses, respectively, in the condensed consolidated statements of operations. For the six months ended June 30, 2021 and 2020, $3,323 and $1,795 were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the six months ended June 30, 2021 and 2020, $0 and $180 were included within other expense, net, respectively, in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss)	$(8,369)	$(5,471)	$6,566	$(12,661)
Income tax provision (benefit) (a)	15,516	1,306	9,928	(658)
Income (loss) before income tax provision (benefit)	7,147	(4,165)	16,494	(13,319)
Add (deduct):
Deferred revenue fair value adjustment (b)	80	77	160	516
Accretion on contingent consideration and purchase liability (c)	187	311	575	910
Non-cash interest expense (d)	1,429	2,983	2,852	5,945
Cash interest - Convertible Notes (d)	2,480	—	4,960	—
Non-cash compensation expense (e)	17,285	13,875	31,422	27,345
Restructuring charges and transaction costs (h)	5,028	6,648	7,812	9,468
Severance (f)	5,377	1,869	10,291	15,851
Fair market value adjustment on contingent consideration liability (c)	—	(1,982)	(140)	(1,982)
Amortization of acquired intangibles (g)	17,502	18,746	33,980	37,504
Non-recurring litigation and regulatory related expenses (c)	1,938	3,517	3,647	4,220
Foreign currency (d)	(138)	463	13	(31)
Non-income tax expense adjustment (c)	295	(642)	(271)	(454)
Non-recurring gain (d)	—	—	—	(4,230)
Fair market value adjustment to investment in private company (d)	(758)	—	(758)	—
Loss allocation from equity method investments (d)	757	1,256	4,045	3,286
Income attributable to non-controlling interest	(175)	(299)	(440)	(500)
Adjusted net income before income tax effect	58,434	42,657	114,642	84,529
Income tax effect (i)	(14,901)	(10,884)	(29,234)	(21,554)
Adjusted net income	$43,533	$31,773	$85,408	$62,975

Basic number of weighted-average shares outstanding	54,440,388	53,562,850	54,325,353	53,288,741
Effect of dilutive shares:
Options to purchase common stock	198,277	374,070	210,381	519,886
Unvested restricted stock units	435,023	322,140	536,186	475,990
Convertible notes	9,898,549	—	9,898,549	11,719
Warrants	53,648	—	65,026	22,714
Diluted number of weighted-average shares outstanding	65,025,885	54,259,060	65,035,495	54,319,050

Adjusted net income per share - diluted	$0.67	$0.59	$1.31	$1.16
(a)For the three months ended June 30, 2021 and 2020, the effective tax rate computed in accordance with GAAP equaled 217.1% and (31.4)%, respectively. For the six months ended June 30, 2021 and 2020, the effective tax rate computed in accordance with GAAP equaled 60.2% and 4.9%, respectively.
(b)Included within subscription-based revenues in the condensed consolidated statements of operations.
(c)Included within general and administrative expenses in the condensed consolidated statements of operations.
(d)Included within other expense, net in the condensed consolidated statements of operations.
(e)All of 2021 included in compensation and benefits in the condensed consolidated statements of operations. For the three months ended June 30, 2020, $13,875 was included in compensation and benefits in the condensed consolidated statements of operations. For the six months ended June 30, 2020, $29,869 was included in compensation and benefits and a fair value adjustment of $(2,524) was included in other expense, net, in the condensed consolidated statements of operations.
(f)Included within compensation and benefits in the condensed consolidated statements of operations.
(g)Included within depreciation and amortization in the condensed consolidated statements of operations.
(h)For the three months ended June 30, 2021 and 2020, $2,708 and $5,569 were included within general and administrative expenses, respectively, in the condensed consolidated statements of operations. For the three months ended June 30, 2021 and 2020, $2,320 and $968 were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the three months ended June 30, 2021 and 2020, $0 and $111 were included within other expense, net, respectively, in the condensed consolidated statements of operations. For the six months ended June 30, 2021 and 2020, $4,489 and $7,493 were included within general and administrative expenses, respectively, in the condensed consolidated statements of operations. For the six months ended June 30, 2021 and 2020, $3,323 and $1,795 were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the six months ended June 30, 2021 and 2020, $0 and $180 were included within other expense, net, respectively, in the condensed consolidated statements of operations.
(i)An estimated normalized effective tax rate of 25.5% have been used to compute adjusted net income for the three and six months ended June 30, 2021 and 2020.

Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three months ended June 30, 2021
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Total Revenues	$240,297	$48,441	$—	$288,738
Deferred revenue fair value adjustment (a)	80	—	—	80
Adjusted revenues	$240,377	$48,441	$—	$288,818

Revenues:
Asset-based	$170,075	$—	$—	$170,075
Subscription-based	66,663	45,841	—	112,504
Total recurring revenues	236,738	45,841	—	282,579
Professional services and other revenues	3,559	2,600	—	6,159
Total revenues	240,297	48,441	—	288,738

Operating expenses:
Cost of revenues:
Asset-based	93,341	—	—	93,341
Subscription-based	1,294	5,733	—	7,027
Professional services and other	78	48	—	126
Total cost of revenues	94,713	5,781	—	100,494
Compensation and benefits	65,114	25,008	15,426	105,548
General and administration	24,884	9,427	7,444	41,755
Depreciation and amortization	23,127	6,883	—	30,010
Total operating expenses	$207,838	$47,099	$22,870	$277,807

Income (loss) from operations	$32,459	$1,342	$(22,870)	$10,931
Add:
Deferred revenue fair value adjustment (a)	80	—	—	80
Accretion on contingent consideration and purchase liability (b)	168	19	—	187
Depreciation and amortization	23,127	6,883	—	30,010
Non-cash compensation expense (c)	9,590	3,183	4,512	17,285
Restructuring charges and transaction costs (d)	3,821	27	1,180	5,028
Non-income tax expense adjustment (b)	105	190	—	295
Severance (c)	1,096	1,687	2,594	5,377
Non-recurring litigation and regulatory related expenses (b)	—	1,938	—	1,938
Income attributable to non-controlling interest	(175)	—	—	(175)
Other	88	9	8	105
Adjusted EBITDA	$70,359	$15,278	$(14,576)	$71,061
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the three months ended June 30, 2021, $2,708 was included within general and administrative expenses and $2,320 was included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Six months ended June 30, 2021
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Total Revenues	$466,707	$97,136	$—	$563,843
Deferred revenue fair value adjustment (a)	160	—	—	160
Adjusted revenues	$466,867	$97,136	$—	$564,003

Revenues:
Asset-based	$329,450	$—	$—	$329,450
Subscription-based	130,675	91,658	—	222,333
Total recurring revenues	460,125	91,658	—	551,783
Professional services and other revenues	6,582	5,478	—	12,060
Total revenues	466,707	97,136	—	563,843

Operating expenses:
Cost of revenues:
Asset-based	179,531	—	—	179,531
Subscription-based	2,507	11,124	—	13,631
Professional services and other	107	94	—	201
Total cost of revenues	182,145	11,218	—	193,363
Compensation and benefits	127,968	51,297	26,997	206,262
General and administration	45,583	17,943	14,544	78,070
Depreciation and amortization	44,355	14,047	—	58,402
Total operating expenses	$400,051	$94,505	$41,541	$536,097

Income (loss) from operations	$66,656	$2,631	$(41,541)	$27,746
Add:
Deferred revenue fair value adjustment (a)	160	—	—	160
Accretion on contingent consideration and purchase liability (b)	510	65	—	575
Depreciation and amortization	44,355	14,047	—	58,402
Non-cash compensation expense (c)	17,419	6,024	7,979	31,422
Restructuring charges and transaction costs (d)	5,186	174	2,452	7,812
Non-income tax expense adjustment (b)	(430)	159	—	(271)
Severance (c)	4,183	3,407	2,701	10,291
Fair market value adjustment on contingent consideration liability (b)	—	(140)	—	(140)
Non-recurring litigation and regulatory related expenses (b)	—	3,647	—	3,647
Income attributable to non-controlling interest	(440)	—	—	(440)
Other	104	9	8	121
Adjusted EBITDA	$137,703	$30,023	$(28,401)	$139,325
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the six months ended June 30, 2021, $4,489 was included within general and administrative expenses and $3,323 was included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three months ended June 30, 2020
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$187,685	$47,628	$—	$235,313
Deferred revenue fair value adjustment (a)	77	—	—	77
Adjusted revenues	$187,762	$47,628	$—	$235,390

Revenues:
Asset-based	$122,246	$—	$—	$122,246
Subscription-based	61,410	43,569	—	104,979
Total recurring revenues	183,656	43,569	—	227,225
Professional services and other revenues	4,029	4,059	—	8,088
Total revenues	187,685	47,628	—	235,313

Operating expenses:
Cost of revenues:
Asset-based	61,875	—	—	61,875
Subscription-based	1,227	5,580	—	6,807
Professional services and other	9	158	—	167
Total cost of revenues	63,111	5,738	—	68,849
Compensation and benefits	62,796	25,802	6,967	95,565
General and administration	21,830	8,667	7,951	38,448
Depreciation and amortization	20,081	8,362	—	28,443
Total operating expenses	$167,818	$48,569	$14,918	$231,305

Income (loss) from operations	$19,867	$(941)	$(14,918)	$4,008
Add:
Deferred revenue fair value adjustment (a)	77	—	—	77
Accretion on contingent consideration and purchase liability (b)	373	(62)	—	311
Depreciation and amortization	20,081	8,362	—	28,443
Non-cash compensation expense (c)	9,055	2,981	1,839	13,875
Restructuring charges and transaction costs (d)	3,731	271	2,646	6,648
Non-income tax expense adjustment (b)	(578)	(64)	—	(642)
Severance (c)	1,437	432	—	1,869
Fair market value adjustment on contingent consideration liability (b)	—	(1,982)	—	(1,982)
Non-recurring litigation and regulatory related expenses (b)	—	3,517	—	3,517
Loss attributable to non-controlling interest	(17)	—	—	(17)
Other	(299)	—	—	(299)
Adjusted EBITDA	$53,727	$12,514	$(10,433)	$55,808
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the three months ended June 30, 2020, $5,569 was included within general and administrative expenses, $968 was included within compensation and benefits and $111 was included within other expense, net, in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Six Months Ended June 30, 2020
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$386,105	$95,747	$—	$481,852
Deferred revenue fair value adjustment (a)	516	—	—	516
Adjusted revenues	$386,621	$95,747	$—	$482,368

Revenues:
Asset-based	$257,057	$—	$—	$257,057
Subscription-based	121,733	87,797	—	209,530
Total recurring revenues	378,790	87,797	—	466,587
Professional services and other revenues	7,315	7,950	—	15,265
Total revenues	386,105	95,747	—	481,852

Operating expenses:
Cost of revenues:
Asset-based	130,467	—	—	130,467
Subscription-based	2,419	10,665	—	13,084
Professional services and other	17	214	—	231
Total cost of revenues	132,903	10,879	—	143,782
Compensation and benefits	135,384	55,915	14,696	205,995
General and administration	47,110	17,854	14,594	79,558
Depreciation and amortization	39,501	16,625	—	56,126
Total operating expenses	$354,898	$101,273	$29,290	$485,461

Income (loss) from operations	$31,207	$(5,526)	$(29,290)	$(3,609)
Add:
Deferred revenue fair value adjustment (a)	516	—	—	516
Accretion on contingent consideration and purchase liability (b)	746	164	—	910
Depreciation and amortization	39,501	16,625	—	56,126
Non-cash compensation expense (c)	18,752	7,207	3,910	29,869
Restructuring charges and transaction costs (d)	4,920	456	4,092	9,468
Non-income tax expense adjustment (b)	(328)	(126)	—	(454)
Severance (c)	12,439	2,092	1,320	15,851
Fair market value adjustment on contingent consideration liability (b)	—	(1,982)	—	(1,982)
Non-recurring litigation and regulatory related expenses (b)	—	4,220	—	4,220
Loss attributable to non-controlling interest	(500)	—	—	(500)
Other	(29)	—	—	(29)
Adjusted EBITDA	$107,224	$23,130	$(19,968)	$110,386
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the six months ended June 30, 2020, $7,493 was included within general and administrative expenses, $1,795 was included within compensation and benefits and $180 was included within other expense, net, in the condensed consolidated statements of operations.

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	June 30,	September 30,	December 31,	March 31,	June 30,
	2020	2020	2020	2021	2021
	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management (“AUM”)	$215,994	$228,905	$263,043	$286,039	$315,422
Assets under Administration (“AUA”)	344,957	375,860	405,365	408,858	426,416
Total AUM/A	560,951	604,765	668,408	694,897	741,838
Subscription	3,247,400	3,498,353	3,892,814	4,132,917	4,447,733
Total Platform Assets	$3,808,351	$4,103,118	$4,561,222	$4,827,814	$5,189,571
Platform Accounts
AUM	1,007,386	1,018,817	1,073,122	1,138,183	1,209,761
AUA	1,252,247	1,318,730	1,276,975	1,192,668	1,163,991
Total AUM/A	2,259,633	2,337,547	2,350,097	2,330,851	2,373,752
Subscription	10,003,156	10,639,399	11,079,048	11,453,434	11,712,573
Total Platform Accounts	12,262,789	12,976,946	13,429,145	13,784,285	14,086,325
Advisors
AUM/A	41,206	41,450	41,206	41,177	41,259
Subscription	62,404	63,862	65,104	65,724	66,597
Total Advisors	103,610	105,312	106,310	106,901	107,856

The following table summarizes the changes in AUM and AUA for the three months ended June 30, 2021:

	3/31/2021	Gross Sales	Redemptions	Net Flows	Market Impact	6/30/2021
	(in millions, except account data)
AUM	$286,039	$27,431	$(12,299)	$15,132	$14,251	$315,422
AUA	408,858	22,785	(23,688)	(903)	18,461	426,416
Total AUM/A	$694,897	$50,216	$(35,987)	$14,229	$32,712	$741,838

Fee-Based Accounts	2,330,851			42,901		2,373,752

The above AUM/A gross sales figures include $9.3 billion in new client conversions. The Company onboarded an additional $82.8 billion in subscription conversions during the three months ended June 30, 2021, bringing total conversions for the quarter to $92.1 billion.